UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

November 5, 2002

Date of Report (date of earliest event reported)

ASIA PREMIUM TELEVISION GROUP, INC

(FORMERLY GTM HOLDINGS, INC)

Exact name of registrant as specified in its charter

Nevada	033-33263	62-1407521
State of Incorporation	Commission File Number	IRS Employer

Shui on Centre 34th Floor, 628 Harbour Road, Wan Chai, Hong Kong

Address of Principle Executive Office, Including Zip Code

(852) 2915-2100

Registrant's Telephone Number, Including Area Code

Item 1.

Changes in Control of Registrant

On October 22, 2002, Asia Premium Television Group, Inc (formerly know as GTM Holdings, Inc), a Nevada corporation (the "Company") delivered to Asia East Investments Limited, a British Virgin Islands corporation (the "Asia"), 450,000,000 shares of common stock for the purchase price of $31,500,000. The purchase was made with a combination of working capital and with the transfer of assets and rights owned by Asia, which is set out in Exhibit A of the Common Stock Purchase Agreement between Asia and the Company dated October 22, 2002. Such document is included as Exhibit 99.1 hereto, which is also incorporated herein by reference.

After the closing, Asia now owns 450,000,000 (55.4%) of the Company's 812,185,689 issued and outstanding common stock which represents a majority of the Company's issued and outstanding common stock.

As provided in the common stock purchase agreement, persons designated by the purchaser shall be appointed to the Board of Directors of the Company. As a result Mr. Yin Jian Ping, Mr. Pang Gang, Mr. Li Jie and Mr. Roy Goss will be appointed to the board of the Company with Marian Yu Fisher resigning as a board member.

Item 2

Acquisition or Disposition of Assets.

As described in Item 1, on October 22, 2002, Asia Premium Television Group, Inc (formerly know as GTM Holdings, Inc), a Nevada corporation (the "Company") acquired from Asia East Investments Limited, a British Virgin Islands corporation (the "Asia") a combination of assets, rights and $1,000,000 cash for a total value of $31,500,000.

The total amount of $31,500,000 was paid with a combination of cash from working capital and from the transfer of assets and rights with Asia paying $750,000 upon the closing and $250,000 within 30 days after the closing and the balance of the total consideration to be paid by way of the transfer of assets and rights. These assets and rights are valued at $30,500,000 by the management of the company with no separate independent evaluation. The acquisition was consummated pursuant to the Common Stock Purchase Agreement entered into by and among the parties on October 22, 2002 and was determined through arms-length negotiations between the parties.

The assets acquired from Asia consists of the digital cable television video-on -demand broadcasting rights for The People's Republic of China; the rights under a Revenue Sharing Content distribution agreement made with leading digital satellite platform provider "Chinacast"; the rights under digital cable television revenue-sharing content distribution agreement and fixed assets. A more detailed description of these assets and rights is provided in Exhibit A of the Common Stock Purchase Agreement that is included as Exhibit 99.1.

In addition, on October 22, 2002 Asia Premium Television Group, Inc (formerly know as GTM Holdings, Inc), a Nevada corporation (the "Company") delivered to Sun Media Group Holdings Limited, a Bermuda corporation (the "Sun"), 300,000,000 shares of common stock for the purchase price of $18,600,000. The purchase for the shares was made by way of transferring the entire issued share capital of Capital Channel Limited, a British Virgin Islands corporation (the "Capital") and the entire issued share capital of Sun Television Cybernetworks Trading Limited, a British Virgin Islands corporation, (the "STV"), which is set out in Exhibit A of the Common Stock Purchase Agreement between Sun and the Company dated October 22, 2002. Such document is included as Exhibit 99.2 hereto, which is also incorporated herein by reference.

Capital has not conducted any business activity or owned any assets save for the management services agreement entered into by it on September 6, 2001 to provide management services to BCC (Entertainment) Limited and independent third parties who are principally engaged in the provision of contents for digital multimedia broadcasting utilizing, amongst others, cable television networks in The People's Republic of China. BCC (Entertainment) Limited and those third parties have entered into exclusive contracts with various suppliers of television programs, programs and publications (including Fashion TV Ltd, MTV Asia LDC and China Movies Group Limited).

Sun Television Cybernetworks Trading Limited is an investment in 53.2 % of the issued share capital of BCC (Entertainment) Limited. BCC (Entertainment) Limited is principally engaged in the provision of contents for digital multimedia broadcasting utilizing cable television networks in The People's Republic of China and have entered into exclusive contracts with various suppliers of television programs, programs and publications (including, amongst others, Fashion TV Ltd, and China Movies Group Limited).

These assets and rights are valued at $18,600,00 by the management of the company with no separate independent evaluation. The acquisition was consummated pursuant to the Common Stock Purchase Agreement entered into by and among the parties on October 22, 2002 and was determined through arms-length negotiations between the parties.

After the closing, Sun now owns 300,000,000 (36.9%) of the Company's 812,185,689 issued and outstanding common stock.

In addition, on October 22, 2002 Asia Premium Television Group, Inc (formerly know as GTM Holdings, Inc), a Nevada corporation (the "Company") entered into an agreement by and among American Overseas Investment Co Ltd., a Macau corporation which is a wholly-owned subsidiary of the Company (the "Subsidiary" and together with the Company, the "Group"), American Overseas Real Estate Investment Company Limited, a Macau corporation ("AORE"), William A. Fisher, an individual ("Mr. Fisher") and Hong Kong Pride Investment Ltd., a British Virgin Islands corporation (the "Acquiror"), whereas, the Group has outstanding indebtedness and obligations owing to AORE, Mr. Fisher and other third parties as of the date of this Agreement as further described in Exhibit A, Part 1 of the agreement found in Exhibit 99.3.

The parties agreed that Mr. Fisher and AORE shall assume, discharge, cancel and waive all the obligations in the consideration that the Group shall transfer to, at the direction of Mr. Fisher and AORE, the Acquiror the following: the rights to use and exploit all the rights granted to the Company pursuant to the Production and Broadcast Agreement ( as defined in Exhibit A, Part 1 found in the attached Exhibit 99.3); an unlimited non-exclusive license to use and exploit all the film rights and the film library granted to the Company pursuant to the Film Rights Agreement ( as defined in Exhibit A, Part 1 found in the attached Exhibit 99.3) for a period commencing from the Closing date and ending one year later; the payment of $750,000 on day following the closing date; the payment of $250,000 within 30 days from the closing date and 50,853,000 fully paid and nonassessable shares of Common Stock of the Company. After the closing, Mr. Fisher and/or his nominated persons and related parties now owns 50,853,000 (7%) of the Company's 812,185,6898 issued and outstanding common stock.

Item 5

Other Events

As described in item 1, on October 22, 2002 the Company consummated a Common Stock Purchase Agreement with Asia and as provided in the agreement, persons designated by the purchaser shall be appointed to the Board of Directors of the Company. As a result the following will be appointed to the board of the Company:

Mr. Yin Jian Ping,

Date of Birth: August, 1960

Passport No. CHNG03213388

ID No. 540102196008251017

Address: Room 2804, Building 1, No. 789, Tian Shan Road

Chang Ning District, Shanghai 200051

Resume: 1984 - Obtained B.A. from the South-West Finance University

1985-1990 - Director of Planning Section of Tibetan government

1991-1995 - Chairman & General Manager of Sichuan Liuling Industry Development Co.

President of Sichuan Everbright Jinlian Industry Company

1997-2002 - President of Tibetan Beer Co., Ltd

2000-Present - Chairman of Shanghai Shuangwei Telecommunication Co., Ltd.

Mr. Pang Gang

Date of Birth: March 31, 1962

Passport No. CHNG00005591

ID No. 310107620331121

Address: Room 102, No. 9, Lane 139, Guangyuan Road Shanghai 200030

Resume: 1984 - Obtained B.A. from the East China Normal University

1985-1996 - Official of Shanghai Government

1996-1999 - Executive Director of KangPing High-Tech Company

1999-Present - Executive Director of HeRun Trade Company

Mr. Li Jie

Date of Birth: March 26, 1954

Passport No. CHN143655505

ID No. 110101540326355

Address: Room 429, Stone Tech Building, No.8, Changwa West Road

HaiDian District, Beijing 100089

Resume: 1973-1977 - Obtained B.A. from Beijing Polytechnic University

Radio Engineering Department

1977-1984 - Engineer of Fifth Beijing Semiconductor Factory

1984-2002 - Department Manager-Vice President of Stone Group

2001-Present - Vice President of China Cable Network Co., Ltd.

2001-Present - Director of China Data Broadcast Co., Ltd.

2002.6-Present -Vice President of Stone Investment Co., Ltd.

2002.7-Present - General Manager of Stone Digital Technology Co., Ltd.

Mr. Roy Goss

Address: 308 Marina Gardens, 876 Avenida da Amizade, Macau

1995-2002 - Freelance Consultant

Project - To establish a second mobile telephone network in Macau.

Project - To establish a home shopping network in China.

Project - To establish Trade Directory for the entire Asia-Pacific Region

Project - To establish an organization structure, together with the appropriate operating procedures, for creating an international company operating worldwide for the support of overseas Philippino workers.

Macau Commercial and Marketing International Company Limited

Shareholder and Finance Director

Sourcing of products for export to various overseas destinations

Product development and merchandising for Macau's Formula 3 racing driver

Established a retail operation featuring motor sports paraphernalia

Management of an hotel gift shop

Supply of corporate gifts

Internet sales

1987-1995 - Finance Director and Company Secretary of the Macau Telecommunications Company

1984-1987 - General Manager of Financea for Qatar Telecommunications Company.

1978-1984 - Corporate Accountant for Bahrain Telecommunications Company

The Registrant has relocated its principal offices from Suite 308 Marina Gardens, Avenida da Amizade 876, Macua S.A.R.. to Shui on Centre 34th Floor, 628 Harbour Road, Wan Chai, Hong Kong

Item 7

Financial Statements and Exhibits

(a) Financial statements of businesses acquired. The financial statements will be filed within 60 days of the filing of this report.

(b) Pro forma financial information. Pro forma financial information will be filed within 60 days of the filing of this report.

(c) Exhibits. A copy of the following document is included as an exhibit to this report pursuant to Item 601 of Regulation S-B.

Exhibit No.	Title of Document
99.1	Common Stock Purchase Agreement between Asia Premium Television Incorporated and Asia East Investments Limited Dated October 22, 2002.
99.2	Common Stock Purchase Agreement between Asia Premium Television Incorporated and Sun Media Group Holdings Limited Dated October 22, 2002.
99.3	Common Stock Purchase Agreement between Asia Premium Television Incorporated and American Overseas Investment Co Ltd and American Overseas Real Estate Investment Company Limited and William A. Fisher and Hong Kong Pride Investment Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

By: /s/ William A. Fisher

William A. Fisher

President

Date: November 5, 2002